Exhibit 23.4

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated July 18, 2025, relating to the consolidated financial statements of Insighta Holdings Limited appearing in the Form 20-F/A of Prenetics Global Limited for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu
Hong Kong, People's Republic of China
March 31, 2026